                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


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                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          MECHANICAL DYNAMICS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                          MECHANICAL DYNAMICS, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                           MECHANICAL DYNAMICS, INC.
                            2301 COMMONWEALTH BLVD.
                           ANN ARBOR, MICHIGAN 48105

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1998

To the Shareholders of Mechanical Dynamics, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mechanical Dynamics, Inc. (the "Company") will be held at the Sheraton Inn Ann Arbor, 3200 Boardwalk, Ann Arbor, Michigan 48108, at 4:00 p.m. Eastern Standard Time on Thursday, May 14, 1998 for the following purposes:

          1. To elect one director to serve until the 2001 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

          2. To ratify and approve the Board of Directors' selection of Arthur Andersen LLP as the independent auditors of the Company for the current fiscal year ending December 31, 1998.

          3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on April 10, 1998 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it as promptly as possible to ensure your representation at the meeting. A return postage-prepaid envelope is enclosed for that purpose. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.

     Your attention is called to the attached Proxy Statement and the accompanying proxy. A copy of the Annual Report of the Company for the fiscal year ended December 31, 1997 accompanies this notice.

                                          By Order of the Board of Directors

                                          Michael E. Korybalski

                                          MICHAEL E. KORYBALSKI
                                          Chief Executive Officer

Ann Arbor, Michigan
April 14, 1998

                           MECHANICAL DYNAMICS, INC.
                            2301 COMMONWEALTH BLVD.
                           ANN ARBOR, MICHIGAN 48105

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 14, 1998

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mechanical Dynamics, Inc. (the "Company") for use at the 1998 Annual Meeting of Shareholders to be held at the Sheraton Inn Ann Arbor, 3200 Boardwalk, Ann Arbor, Michigan 48108, at 4:00 p.m. Eastern Standard Time on Thursday, May 14, 1998, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The mailing of this Proxy Statement and accompanying proxy will take place on or about April 14, 1998.

Solicitation

     The Company will bear the entire cost of solicitation of proxies in the enclosed form, including the preparation, assembly, printing and mailing of this Proxy Statement, the accompanying proxy and any additional information furnished to shareholders. The solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitation by directors, officers or other regular employees of the Company; no additional compensation will be paid to directors, officers or other regular employees for such services. Brokers, nominees and other similar record holders will be requested to forward soliciting material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Voting Rights and Outstanding Shares

     Only shareholders of record at the close of business on April 10, 1998 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the meeting. As of the close of business on April 10, 1998, the Company had 6,150,285 outstanding Common Shares ("Common Shares"), the only class of stock outstanding and entitled to vote.

     Each Common Share is entitled to one vote on each matter submitted for a vote at the meeting. The presence, in person or by proxy, of the holders of record of a majority of the outstanding Common Shares entitled to vote, or 3,075,143 shares, is necessary to constitute a quorum for the transaction of business at the meeting or any adjournment thereof.

Revocability of Proxies

     A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company or by executing and delivering to the Secretary a later dated proxy. Attendance at the meeting by a shareholder who has given a proxy will not have the effect of revoking it unless such shareholder gives such written notice of revocation to the Secretary before the proxy is voted. Any written notice revoking a proxy, and any later dated proxy, should be sent to Mechanical Dynamics, Inc., 2301 Commonwealth Blvd., Ann Arbor, Michigan 48105, Attention: David Peralta, Chief Financial Officer.

     Valid proxies in the enclosed form which are returned in time for the meeting and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted FOR the election as director of the nominee listed below, and FOR the selection of Arthur Andersen LLP as independent auditors of the Company for the current fiscal year ending December 31, 1998.

Principal Holders of the Company's Voting Securities

     As of April 10, 1998, the following five persons were the only persons known by the Company to beneficially own more than 5% of the Company's Common
Shares:

                                                                    AMOUNT OF         PERCENTAGE OF
                                                                  COMMON SHARES       COMMON SHARES
                            NAME                                BENEFICIALLY OWNED       OWNED*
                            ----                                ------------------    -------------
Michael E. Korybalski.......................................         873,879              14.2%
AWM Investment Company, Inc.................................         401,000               6.5%
John C. Angell..............................................         388,040               6.3%
Granahan Investment Management, Inc.........................         387,200               6.3%
The TCW Group, Inc..........................................         327,300               5.3%

---------------
* Based on 6,150,285 Common Shares outstanding as of April 10, 1998.

                             I. ELECTION OF DIRECTOR

     The Board of Directors proposes that the person named below as nominee for election as director for a three-year term be elected as director of the Company to hold office until the Annual Meeting of Shareholders to be held in 2001, and until his successor is duly elected and qualified.

                                 David E. Cole

     The above nominee, David E. Cole, is currently serving as a director of the Company. If a quorum is present, the nominee receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominee receives the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the nominee listed above unless the giver of the proxy withholds authority to vote for any such nominee. The nominee listed above has consented to serve if elected. If any nominee is unable or declines to serve, which is not expected, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders for another qualified person.

     The following information is furnished as of April 10, 1998 with respect to the nominee for election as a director, with respect to each person whose term of office as a director will continue after the meeting, with respect to each executive officer named in the Summary Compensation Table below, and with respect to all directors and executive officers as a group:

                                                                               AMOUNT AND
                                                                                NATURE OF
                                                                              COMMON SHARES    PERCENTAGE OF    TERM
                           DIRECTOR              POSITION AND OFFICES         BENEFICIALLY     COMMON SHARES     TO
          NAME              SINCE     AGE          WITH THE COMPANY             OWNED(1)         OWNED(2)      EXPIRE
          ----             --------   ---        --------------------         -------------    -------------   ------
                                       NOMINEE FOR ELECTION AS DIRECTOR FOR A THREE-YEAR TERM
David E. Cole............    1995     60    Director                               23,500(3)          *         2001
                                                  DIRECTORS CONTINUING IN OFFICE
Michael E. Korybalski....    1977     51    Chief Executive Officer,              873,879          14.2         2000
                                            Chairman of the Board and
                                            Director
Mitchell I. Quain........    1996     46    Director                               68,592(4)        1.1         2000
Robert R. Ryan...........    1997     40    President, Chief Operating            217,750(5)        3.5         2000
                                            Officer and Director
Herbert S. Amster........    1990     63    Director                               79,930(6)        1.3         1999
Joseph F. Gloudeman......    1993     62    Director                               48,430(7)          *         1999
                                              OTHER CURRENT EXECUTIVE OFFICERS
Michael Hoffmann.........      --     41    Senior Vice President --               39,470(8)          *
                                            Worldwide Sales and Service
All directors and executive officers as a group (8 persons)................     1,362,602(9)       21.9

---------------
 *  Less than 1%.

(1) All directors, nominees and executive officers named in this Proxy Statement have sole investment and voting power with respect to shares of Common Stock beneficially owned by them.

(2) Based on 6,150,285 Common Shares outstanding as of April 10, 1998.

(3) Includes 10,000 shares subject to options exercisable within 60 days of the Record Date.

(4) Includes 58,592 shares held by trusts of which Mr. Quain holds voting power as the trustee and 10,000 shares subject to options exercisable within 60 days of the Record Date.

(5) Includes 3,000 shares held by Dr. Ryan's wife as custodian for their children and 12,500 shares subject to options exercisable within 60 days of the Record Date.

(6) Includes 4,000 shares held by Mr. Amster's wife and 10,000 shares subject to options exercisable within 60 days of the Record Date.

(7) Includes 38,430 shares held by a trust of which Dr. Gloudeman holds voting power as the trustee and 10,000 shares subject to options exercisable within 60 days of the Record Date.

(8) Includes 16,250 shares subject to options exercisable within 60 days of the Record Date.

(9) Includes 76,250 Common Shares which all executive officers and directors as a group have the right to acquire within 60 days of the Record Date.

BIOGRAPHICAL INFORMATION

     The following is a brief account of the business experience during the past five years of the nominee for the Board of Directors of the Company and of each director whose term of office will continue after the meeting:

     David E. Cole has served as a director of the Company since 1995. Dr. Cole has served as the President of Applied Theory Inc., an automotive consulting firm since 1979, as Director of the Office for the Study of Automotive Transportation, University of Michigan Transportation Research Institute, since 1978 and as an Associate Professor of Mechanical Engineering and Applied Mechanics at the University of Michigan since 1971. He is currently also a director of MSX International, Saturn Electronics & Engineering Corp., Thyssen Inc., and JPE Inc.

     Michael E. Korybalski, a co-founder of the Company, is currently Chief Executive Officer and Chairman of the Board and a director of the Company. From 1984 to February 1997, Mr. Korybalski served as President of the Company. From 1977 to 1984, Mr. Korybalski served as Vice President and General Manager of the Company. From 1973 to 1977, he was employed as a product engineer with Ford Motor Company. Mr. Korybalski holds B.S.E. and M.S.E. degrees in mechanical engineering, as well as a M.B.A., from the University of Michigan.

     Mitchell I. Quain has served as a director of the Company since 1996. He has served as Executive Vice President at Furman Selz LLC, an investment banking company, since 1997. From 1975 to 1997, Mr. Quain was employed at Schroder Wertheim & Company, where he most recently served as Managing Director, Head of Equity Capital Markets. Mr. Quain is also a director of Allied Products Corporation, DeCrane Aircraft Holding, Inc., and Strategic Distribution, Inc.

     Robert R. Ryan became the President of the Company in February 1997 and since 1991 has served as the Chief Operating Officer of the Company. Dr. Ryan was elected a Director of the Company in May 1997. Dr. Ryan served as the Company's Executive Vice President from 1991 to February 1997. From 1988 through 1991, Dr. Ryan served as the Company's Vice President of Product Development. Before joining the Company, Dr. Ryan held various positions in sales and engineering services at Structural Dynamics Research Corporation, and served briefly on the engineering faculty at the University of Michigan. He holds a B.S. from the University of Cincinnati and a M.S. and Ph.D. in applied mechanics from Stanford University.

     Herbert S. Amster has served as a director of the Company since 1990. He is now an independent management consultant. Mr. Amster was Chairman of the Board and Chief Executive Officer of Irwin Magnetic Systems, Inc., a manufacturer of minicartridge tape drives, from 1985 through 1989; Senior Vice President Corporate Development, and a director, of Cipher Data Products Incorporated, from 1989 through 1990; and Senior Vice President Corporate Development, of Archive Corporation, since 1990. He is currently also a director of Jacobson Stores Inc. and is the Chairman of the Board of Industrial Technology Institute.

     Joseph F. Gloudeman has served as a director of the Company since 1993. Dr. Gloudeman has served as President of Gloudeman Consulting, a high-tech consulting firm, since 1992; as Chairman of the Board, since 1992, and President, USA Operations, since 1994, of R.O.S.E. Informatik GmbH, a German software company. Dr. Gloudeman is the former President and Chief Executive Officer of The MacNeal Schwendler Corporation, and a former Vice President, Marketing for CRAY Research-Supercomputer.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1997, the Board of Directors held six meetings and took action by written consent on six occasions.

Audit Committee

     The Board of Directors has an Audit Committee which consists of two directors. Mr. Amster and Dr. Cole are the current members of this committee. The Audit Committee makes recommendations to the Board of Directors concerning the appointment of independent auditors and reviews the Company's accounting principles, policies and reporting practices, aids management in the establishment and supervision of the Company's financial controls, discusses the Company's financial controls with the independent auditors and reviews the scope and results of audits and other accounting-related services and fees. During the fiscal year ended December 31, 1997, the Audit Committee held three meetings and took no actions by written consent.

Compensation Committee

     The Board of Directors has a Compensation Committee which consists of two directors. Mr. Amster and Dr. Gloudeman are the current members of this committee. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's Employee Stock Purchase Plan and the Company's 1996 Stock Incentive Plan for Key Employees. During the fiscal year ended December 31, 1997, the Compensation Committee held one meeting and took no actions by written consent.

     The Company does not have a nominating committee.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation package that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve the Company's goals and increase shareholder value. The Compensation Committee applies this philosophy in determining compensation for Company executive officers in three areas: salary, bonuses and stock options. The Compensation Committee believes that the compensation of the Chief Executive Officer and the Company's other executive officers should be influenced by the Company's performance. Consistent with this philosophy, the Compensation Committee approves performance goals for each executive officer (after receiving the recommendations of Michael E. Korybalski, Chairman of the Board and Chief Executive Officer, for executive officers other than himself) near the beginning of each year. For 1997, these performance goals included objective targets for revenue growth (for the whole Company or for the area of the Company for which the executive is responsible, depending on the executive) and earnings per share, both of which required improvements over 1996 levels, and specific tasks to be performed by some of the executives relating to their areas of responsibility (the "Performance Goals").

SALARY

     The Compensation Committee's policy is to offer salaries to its executive officers that are competitive in its industry for similar positions requiring similar qualifications. The Compensation Committee also adjusts salaries to reflect its subjective assessment of the executive's performance of his or her Performance Goals, the amount of salary change appropriate for such performance and the Company's financial condition (after receiving the performance evaluations and recommendations of Mr. Korybalski). In determining executive officers' salaries, the Compensation Committee considers information provided by the Chief Executive Officer, whose recommendations are based upon salary surveys specific to the Company's industry, size and geographic location (the "Surveys"). Such Surveys are prepared by an independent organization using information provided from over 200 companies. These Surveys summarize information from companies deemed comparable by the Compensation Committee in terms of such things as product or industry, geography and/or revenue levels. In addition to their base salaries, the Company's executive officers, including the Chief Executive Officer, are each eligible to receive a cash bonus and are entitled to participate in the 1996 Stock Incentive Plan for Key Employees. The bonus for the Chief Executive Officer and for other executives is based primarily on Company performance.

     The foregoing information was presented to the Compensation Committee in January 1997. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective January 1, 1997 for each executive officer, including the Chief Executive Officer. In addition to considering the results of the performance evaluations and information concerning competitive salaries, the Compensation Committee and Chief Executive Officer place significant weight on the financial condition of the Company in considering salary adjustments.

BONUSES

     The Compensation Committee's policy is to pay bonuses to executives that compensate them for achieving the Company's revenue growth and earnings per share targets set near the beginning of the year and for achieving individual goals based on their areas of responsibility. These bonuses are intended to make a significant portion of each executives' compensation dependent on the Company's performance and to provide executive officers with incentives to achieve Company goals, increase shareholder value and work as a team. They are also intended to recognize the executives' individual contributions to the Company.

     The Compensation Committee determines annually the total amount of cash bonuses available for executive officers. The individual target amounts are determined based on the Compensation Committee's judgment of the value of the individual executive's achievement of his or her Performance Goals. In all cases, the relative target amounts for individual officers are based upon the total dollars available for bonuses, and historical and expected future contributions by the individual executive officer. For 1997, the objectives used by the Company as the basis for incentive compensation were based primarily on Company performance. Executive officers earn a percentage of the target amounts under the bonus plan relating to the achievement of the Performance Goals, as determined by the Compensation Committee annually in its discretion. Awards are weighted so that proportionately higher awards are received when the Company's performance exceeds targets and proportionately smaller or no awards are made when the Company does not meet targets.

STOCK OPTIONS

     The Compensation Committee's policy is to grant stock options to the Company's executives in amounts reflecting the Compensation Committee's subjective evaluation of the executive's position, responsibilities, ability to influence, and expected contributions to, the Company's overall performance. Other factors considered by the Compensation Committee include consistency in numbers of options granted to executives at similar levels in the Company, past performance, the Surveys and the recommendations of Mr. Korybalski, without any specific weight given to any of the factors listed above. In determining the size of the individual grants, the Compensation Committee also considers the amounts of options outstanding and previously granted both in the aggregate and with respect to the optionee, the amount of options remaining available for grant under the 1996 Stock Incentive Plan for Key Employees and the aggregate amount of current awards, and for new officers, the amount necessary to attract other officers to the Company. The Compensation Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's shareholders. Under the terms of the 1996 Stock Incentive Plan for Key Employees, the Compensation Committee grants stock options with an exercise price equal to the prevailing market price. Such options will have value only if the Company's stock price increases. Therefore, the Compensation Committee believes that stock options serve to align the interest of executive officers closely with other shareholders because of the direct benefit executive officers receive to improve stock performance.

     Under the 1996 Stock Incentive Plan for Key Employees, the Compensation Committee may grant options with a term of up to 10 years to provide a long-term incentive, and to grant options that vest over a specified period to provide the executive with an incentive to remain at the Company. The Compensation Committee's policy is that certain new executives with the Company may be provided with options to attract them to the Company. The Compensation Committee's policy is to grant stock options when the executive first joins the Company, in connection with a significant change in responsibilities, and, occasionally, to achieve equity within a peer group. The Compensation Committee in its discretion may, however, grant additional stock options to executives for other reasons. In 1997, the Compensation Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. Option grants for 1997 are set forth in the table below entitled "Option Grants in Last Fiscal Year."

1997 CHIEF EXECUTIVE OFFICER COMPENSATION

     In February 1997, the Committee established a base salary for Mr. Korybalski for 1997. This base salary represented an increase over Mr. Korybalski's 1996 base salary. The Compensation Committee also established a target bonus for Mr. Korybalski under the 1997 bonus plan payable based on the Company's achievement of objective measures of revenue growth and earnings per share (both of which targets required improvement from 1996). The 1997 base salary level and target bonus were based upon a number of factors, including (a) the Compensation Committee's assessment of the 1996 performance of the Company and Mr. Korybalski, (b) 1997 Company performance objectives and individual performance objectives and responsibilities for Mr. Korybalski established in February 1997, and (c) the market compensation data for similar companies listed in the Surveys. The performance objectives for 1997 included satisfactorily managing the Company's overall corporate business plan, such as meeting the Company's profitability projections and the Company's sales targets, and strengthening the Company's financial position.

     The Compensation Committee has concluded that Mr. Korybalski's performance in 1997 warrants the compensation for 1997 as reflected in the Summary Compensation Table.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986.

     The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, for 1998.

                                          COMPENSATION COMMITTEE

                                          Herbert S. Amster
                                          Joseph F. Gloudeman

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information for each of the fiscal years ended December 31, 1997, 1996 and 1995 concerning compensation of (i) all individuals serving as the Company's Chief Executive Officer during the fiscal year ended December 31, 1997, and (ii) all other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in fiscal 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                                ------------
                                                        ANNUAL COMPENSATION      SECURITIES      ALL OTHER
                                                       ---------------------     UNDERLYING     COMPENSATION
        NAME AND PRINCIPAL POSITION            YEAR    SALARY($)    BONUS($)     OPTIONS(#)        ($)(1)
        ---------------------------            ----    ---------    --------     ----------     ------------
Michael E. Korybalski......................    1997     190,000      16,477        --              4,112
Chief Executive Officer                        1996     170,000      27,968        --              3,888
                                               1995     158,000      57,916        --              3,678
Robert R. Ryan.............................    1997     175,000      15,176        50,000          4,012
President and Chief Operating Officer          1996     150,000      18,330        --              3,808
                                               1995     135,000      35,368        --              2,565
Michael Hoffmann...........................    1997     105,000      44,532        25,000          --
Senior Vice President --                       1996     103,000      26,984        10,000          --
Worldwide Sales and Service                    1995     100,000      22,241        --              --

---------------
(1) The amounts shown for fiscal 1997 include (i) $3,800 and $3,800 for Messrs. Korybalski and Ryan, respectively, representing the Company's contribution to the executive officer in 1997 under the Company's 401(k) Plan, and (ii) $312 and $212 for Messrs. Korybalski and Ryan, respectively, representing life insurance premiums paid by the Company in 1997 for life insurance policies.

Option Grants Table

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1997 to each of the executive officers of the Company named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                        --------------------------------------------------      VALUE AT ASSUMED
                                                      % OF TOTAL                                ANNUAL RATES OF
                                        NUMBER OF      OPTIONS                                    STOCK PRICE
                                        SECURITIES    GRANTED TO                                APPRECIATION FOR
                                        UNDERLYING    EMPLOYEES     EXERCISE                      OPTION TERM
                                         OPTIONS      IN FISCAL      PRICE      EXPIRATION    --------------------
                NAME                    GRANTED(#)       YEAR        ($/SH)        DATE        5%($)       10%($)
                ----                    ----------    ----------    --------    ----------     -----       ------
Michael E. Korybalski...............          --           --          --             --           --          --
Robert R. Ryan......................      50,000(1)      15.2        8.00         2/6/02      110,513     244,204
Michael Hoffmann....................      25,000(2)       7.6        8.00         2/6/02       55,256     122,102

---------------
(1) These options were granted on February 6, 1997 and all 50,000 options become exercisable over a period of four years, at a rate of 25% on each anniversary date after the date of grant. In the event the option holder's employment with the Company is terminated for any reason other than death or disability, the Compensation Committee may, in its discretion, permit the exercise of such option holder's unexercised options for a period not to exceed three months after such termination.

(2) These options were granted on February 6, 1997 and all 25,000 options become exercisable over a period of four years, at a rate of 25% on each anniversary date after the date of grant. In the event the option holder's employment with the Company is terminated for any reason other than death or disability, the Compensation Committee may, in its discretion, permit the exercise of such option holder's unexercised options for a period not to exceed three months after such termination.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1997 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1997:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                           NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                AT FY-END                          AT FY-END
                                                                   (#)                                ($)
                          SHARES          VALUE       ------------------------------      ----------------------------
         NAME           ACQUIRED ON    REALIZED($)      EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE(1)
         ----           EXERCISE(#)    -----------      -------------------------         ----------------------------
Michael E.
  Korybalski..........       0              0                             0                           0/0
Robert R. Ryan........       0              0                      0/50,000                           0/0
Michael Hoffmann......       0              0                 10,000/25,000                           0/0

---------------
(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1997 of $6.688, minus the aggregate exercise price.

Compensation of Directors

     Each non-employee member of the Company's Board of Directors is paid $1,000 per month and reimbursed for out-of-pocket expenses incurred in attending Board meetings. Each non-employee director is also eligible to receive annual stock option awards for 5,000 shares of the Company's Common Stock under the Company's Non-Employee Director Stock Option Plan.

     The Company's Board of Directors adopted the Non-Employee Director Stock Option Plan (the "Director Stock Option Plan") in March 1996. The Director Stock Option Plan provides for the grant of "nonqualified" options to purchase shares of Common Stock. In May 1997, all four non-employee directors on the Company's Board of Directors were each granted an option to purchase 5,000 shares of Common Stock of the Company at an exercise price of $9.13 per share. These options become fully exercisable one year from the date of grant, May 1998, and expire in May 2002. Immediately following each annual meeting of shareholders of the Company, each non-employee director who has served as a director for at least six months will automatically be granted an option to purchase 5,000 shares of Common Stock of the Company. Upon appointment to the Board of Directors, each newly-appointed non-employee director will receive an option to purchase 5,000 shares of Common Stock of the Company. A total of 100,000 shares of Common Stock are reserved for issuance under the Director Stock Option Plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     Michael E. Korybalski entered into an employment agreement with the Company dated as of April 1, 1994, and amended as of March 1, 1995, March 1, 1996, March 1, 1997 and March 1, 1998. The agreement provides that Mr. Korybalski will serve as the Company's Chief Executive Officer until March 31, 2001, at which point the employment agreement can be extended at the option of the Company for an additional three-year term. Mr. Korybalski's base salary under the agreement for 1998 is $190,000. Mr. Korybalski's employment may be terminated by the Company with or without cause. Mr. Korybalski's base salary is determined by the Board of Directors on an annual basis. In the event the Board chooses to change his duties or directs him to relocate, or if he is terminated without cause, Mr. Korybalski would then be entitled to his base salary, bonus and benefits for a period equal to the longer of the remaining term of the agreement or one year from the date of his resignation. In the event he is terminated with cause, then he would be entitled to receive only such payments and/or benefits as would be provided to other employees of the Company in accordance with the Company's employee policies and procedures. In the event of a change of control, the agreement is automatically extended through a date three years from the effective date of such change in control. In the event Mr. Korybalski is terminated in connection with a change in control, then the Company will pay severance benefits under the same formula as in the event of termination without cause. During the term of the agreement, and for a period of two years thereafter, Mr. Korybalski will be subject to noncompetition and nonsolicitation restrictions.

     The Company's President and Chief Operating Officer, Robert R. Ryan, entered into an employment agreement with the Company dated as of April 1, 1994, as amended March 1, 1995, March 1, 1996, March 1, 1997 and March 1, 1998, pursuant to which he will serve in such capacities until March 31, 2000, at which point the employment agreement can be extended at the option of the Company for an additional two-year term. Dr. Ryan's base salary under the agreement for 1998 is $185,000. Dr. Ryan's base salary is determined by the Board of Directors on an annual basis. Dr. Ryan's employment may be terminated by the Company with or without cause. In the event the Board chooses to change his duties or directs him to relocate, or if he is terminated without cause, Dr. Ryan would then be entitled to his base salary, bonus and benefits for a period equal to the longer of the remaining term of the agreement or one year from the date of his resignation. In the event he is terminated with cause, then he would be entitled to receive only such payments and/or benefits as would be provided to other employees of the Company in accordance with the Company's employee policies and procedures. In the event of a change of control, the agreement is automatically extended through a date three years from the effective date of such change in control. In the event Dr. Ryan is terminated in connection with a change in control, then the Company will pay severance benefits under the same formula as in the event of termination without cause. During the term of the agreement, and for a period of two years thereafter, Dr. Ryan will be subject to noncompetition and nonsolicitation restrictions.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 1997, Mr. Amster and Dr. Gloudeman served as the members of the Company's Compensation Committee. None of the members of the Company's Compensation Committee was, during the fiscal year ended December 31, 1997, an officer or employee of the Company.

PERFORMANCE GRAPH

     The following line graph compares for the period since the Company became a reporting company pursuant to the Securities Exchange Act of 1934, as amended, on May 14, 1996, through the fiscal year ended December 31, 1997: (i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, divided by the initial share price, expressed as a percentage) on the Company's Common Shares, with (ii) the cumulative total return of the NASDAQ Market Index, and with (iii) the cumulative total return on the Common Stock of the Hambrecht & Quist Technology Index (assuming dividend reinvestment and weighted based on market capitalization at the end of each year):

                                                     Mechanical                         Nasdaq Stock
               Measurement Period                    Dynamics,            H&Q             Market -
             (Fiscal Year Covered)                      Inc.           Technology           U.S.
5/14/96                                                        100               100               100
Jun-96                                                      137.50             91.16             96.25
Sep-96                                                      160.23             96.77             99.67
Dec-96                                                      126.14            103.77            104.57
Mar-97                                                       65.91             98.91             98.90
Jun-97                                                       65.91            119.06            117.03
Sep-97                                                       71.02            144.29            136.83
Dec-97                                                       60.80            121.66            128.32

---------------
Stock and index prices scaled to 100
(Total return assumes reinvestment of dividends.)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on review of the copies of such reports furnished to the Company during or with respect to fiscal 1997, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1997 all applicable Section 16(a) filing requirements were complied with by each of its executive officers, directors and greater than ten-percent beneficial owners.

               II. APPOINTMENT OF COMPANY'S INDEPENDENT AUDITORS

INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP are the independent auditors for the Company and have reported on the Company's financial statements in the Company's 1997 Annual Report to Shareholders which accompanies this proxy statement.

     The shareholders are being asked to ratify and approve the Board of Directors' selection of Arthur Andersen LLP as the independent auditors of the Company for the current fiscal year ending on December 31, 1998. The Board of Directors recommends a vote FOR approval of the selection of Arthur Andersen LLP as the independent auditors of the Company.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions.

                               III. OTHER MATTERS

SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company's Secretary at the Company's offices, 2301 Commonwealth Blvd., Ann Arbor, Michigan 48105, no later than December 31, 1998 to be considered for inclusion in the Proxy Statement and Proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

OTHER BUSINESS

     Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that other matters will be presented for action at the Annual Meeting by others. However, if other matters are properly presented to the meeting, the persons named in the enclosed proxy intend to vote the shares represented thereby in accordance with their best judgment.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The audited financial statements and the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997 are hereby specifically incorporated by reference into this Proxy Statement.

                                          By Order of the Board of Directors

                                          Michael E. Korybalski

                                          MICHAEL E. KORYBALSKI
                                          Chief Executive Officer
Ann Arbor, Michigan
April 14, 1998

PROXY                       MECHANICAL DYNAMICS, INC.                      PROXY

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF MECHANICAL DYNAMICS, INC. TO BE HELD
                                  MAY 14, 1998

    The undersigned hereby appoints Michael E. Korybalski and Robert R. Ryan, and each of them, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of Mechanical Dynamics, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 14, 1998, at 4:00 p.m., Eastern Standard Time, at the Sheraton Inn Ann Arbor, 3200 Boardwalk, Ann Arbor, Michigan 48108 (or at any adjournment(s) thereof), as follows:

1. Election of Director -- Nominee: David E. Cole

  [ ] FOR the nominee listed above   [ ] WITHHOLD AUTHORITY
                                         to vote for the
                                         nominee listed above

                                  [ ] ABSTAIN

2. Proposal to ratify and approve Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. In their discretion with regard to such other business as may properly come before the Annual Meeting (or any adjournment(s) thereof).

This Proxy is solicited on behalf of the Board of Directors.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, the shares represented by this Proxy will be voted in favor of the nominee named in Proposal 1 and in favor of Proposal 2.


                                Dated:                                 , 1998
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                                Shareholder should sign here

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NOTE: PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. IF THE SHARES ARE REGISTERED IN MORE THAN ONE NAME, EACH JOINT OWNER SHOULD SIGN. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, PERSONAL REPRESENTATIVE, EXECUTOR, GUARDIAN OR TRUSTEE, ADD YOUR TITLE TO THE SIGNATURE.

PLEASE PROMPTLY DATE, SIGN AND MAIL THIS PROXY TO THE COMPANY.